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Horwitz & Beam
Attorneys at Law
Two Venture Plaza., Ste. 380
Irvine, CA 92618

To whom it may concern:

  We hereby consent to the use of our audit reports for Mirage Collection, A Partnership for the twelve months ended June 30, 1996 for use in the Form SB-2 Registration Statements of Mirage Holdings, Inc. and to the reference to this firm as experts in accounting and auditing relating to said financial statements.

                              Sincerely


                              /s/ Hoffski & Pisano, CPA's
                              Hoffski & Pisano, CPAs
                              Date: April 30, 1998